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                                                                    Exhibit 99.2

                                                                   COMPUTERSHARE

        [LOGO]                                            All correspondence to:
HOMESTAKE MINING COMPANY             Computershare Investor Services Pty Limited
                                                             GPO BOX 7045 Sydney
                                                  New South Wales 1115 Australia
                                                        Telephone 61 2 8234 5222
                                                        Facsimile 61 2 8234 5050
                                                           www.computershare.com

                                          SECURITY HOLDER REFERENCE NUMBER (SRN)
                                             HOLDER IDENTIFICATION NUMBER (HIN)

CDI VOTING INSTRUCTION FORM SPECIAL MEETING OF STOCKHOLDERS - 14 DECEMBER 2001.

YOUR VOTING INSTRUCTIONS ARE BEING SOUGHT SO THAT CHESS DEPOSITARY NOMINEES PTY LTD MAY RESPOND TO A PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS OF HOMESTAKE MINING COMPANY.

I/We being a holder of CHESS Depository Interests of Homestake Mining Company hereby direct CHESS Depository Nominees Pty Ltd to vote the shares underlying my/our holding on October 30, 2001 at the Special Meeting of Homestake Mining Company to be held on December 14, 2001 in respect of the merger proposal outlined below whereby each issued and outstanding share of Homestake common stock will be converted into the right to receive 0.53 Barrick common shares as follows:

The Homestake Mining Company board of directors recommends a vote FOR the matter considered. CHESS Depositary Nominees Pty Ltd will vote as directed. If no directions are given, they will vote FOR the matter considered.

MARK AN `X' IN THE APPROPRIATE BOX IF YOU WANT TO DIRECT CHESS DEPOSITORY NOMINEES PTY LTD HOW TO VOTE.

                         FOR       AGAINST        ABSTAIN

                         |_|         |_|            |_|

PROPOSAL. To adopt the Agreement and Plan of Merger dated as of June 24, 2001, among Barrick Gold Corporation, Homestake Merger Co., and Homestake Mining Company. In the merger, each issued and outstanding share of Homestake common stock will be converted into the right to receive 0.53 Barrick Common shares.

Homestake may postpone the Special meeting to solicit additional voting instructions in the event that a Quorum is not present or under other circumstances if deemed advisable by the Homestake Board of Directors.

THIS INSTRUCTION REVOKES ALL PRIOR INSTRUCTIONS GIVEN BY THE UNDERSIGNED. BY EXECUTION OF THIS CDI VOTING INSTRUCTION FORM THE UNDERSIGNED HEREBY AUTHORISES CHESS DEPOSITORY NOMINEES PTY LTD TO APPOINT SUCH PROXIES OR THEIR SUBSTITUTES TO VOTE IN THEIR DISCRETION FOR THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS/HER OR ITS HOMESTAKE CHESS DEPOSITORY INTERESTS SHOULD BE VOTED ON SUCH MATTER.

SIGNATURE OF CHESS DEPOSITORY INTEREST HOLDER(S) (see reverse for instructions).

INDIVIDUAL OR FIRST HOLDER   HOLDER 2                     HOLDER 3
--------------------------   --------------------------   --------------------------

--------------------------   --------------------------   --------------------------

DIRECTOR                     DIRECTOR/COMPANY SECRETARY   SOLE DIRECTOR & SOLE COMPANY SECRETARY
--------------------------   --------------------------   --------------------------

--------------------------   --------------------------   --------------------------

DATE                         CONTACT NAME                 TELEPHONE NUMBER
--------------------------   --------------------------   --------------------------

--------------------------   --------------------------   --------------------------

         INSTRUCTIONS FOR COMPLETION OF CDI VOTING INSTRUCTION FORM


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         Each Homestake CHESS Depository Interest (CDI) is equivalent to one share of Company Common Stock, so each (CDI) that you own at October 30, 2001 (record date) entitles you to one vote.

         YOU CAN VOTE BY COMPLETING, SIGNING AND RETURNING YOUR CDI VOTING INSTRUCTION FORM. The CDI Voting Instruction Form gives your voting instructions to CHESS Depository Nominees Pty Ltd, which will vote the underlying shares on your behalf. You need to return your completed CDI Voting Instruction Form so that it is received at the address shown on the Form by not later than 5:00pm, Sydney, Australia time on Thursday December 13, 2001. That will give CHESS Depository Nominees Pty Ltd enough time to tabulate all CHESS Depository Interest votes and to vote the underlying shares.

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         SIGNATURE(S)OF CHESS DEPOSITORY INTEREST HOLDERS

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         Each holder must sign this form. If your CDIs are held in joint names, all holders must sign in the boxes. If you are signing as an Attorney, then the Power of Attorney must have been noted by the Company Australian Registry or a certified copy of it must accompany this form.

         Only duly authorised officer/s can sign on behalf of a company. Please sign in the boxes provided which state the office held by the signatory, ie Director and Director, or Director and Company Secretary, or the Sole Director & Sole Company Secretary.

         If you require further information on how to complete the CDI Voting Instruction Form, telephone the Registry on 1300 855 080.

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         LODGEMENT OF NOTICE

         CDI Voting Instruction Forms must be returned to Computershare Investor Services Pty Limited, Level 2, 60 Carrington Street, Sydney NSW 2000.


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   FOR ASSISTANCE PLEASE CONTACT COMPUTERSHARE INVESTOR SERVICES PTY LIMITED
                                ON 1300 855 080.
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